Exhibit 5.1

ATTORNEYS AT LAW
23548 Calabasas Road, Suite 106 • Calabasas, CA 91302

www.barnettandlinn.com
WILLIAM B. BARNETT		TELEPHONE: 818-436-6410
Attorney/Principal		FACSIMILE: 818-223-8303
wbarnett@wbarnettlaw.com

November 13, 2018

Natural Health Farm Holdings Inc.

20 North Orange Ave., Suite 1100

Orlando, Florida 32801

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Natural health Farm Holdings Inc., a Nevada corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 filed on October 29, 2018, as amended from time to time (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to registration of up to an aggregate of 12,612,798 shares of the Company’s common stock par value $0.001 per share for resale from time to time by certain selling stockholders (the “Registered Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

In rendering the opinion expressed below, we have assumed, and without independent verification or investigation:

1. That all signatures on documents we have examined in connection herewith are genuine and that all items submitted to us as original are authentic and all items submitted to us as copies conform to the originals;

2. Except for the documents stated herein, there are no documents or agreements between the Company and/or any third parties which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the documents referred to herein or which would have an effect on the opinion;

3. That as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon.

We have examined the Registration Statement and various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as we have deemed reasonable, necessary or prudent under the circumstances. Also, in rendering this opinion, we have reviewed various statutes and judicial precedent as we have deemed relevant or necessary.

Based on the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada.

2. The Shares covered by the Registration Statement to be sold pursuant to the terms of the Registration Statement, when issued upon receipt by the Company of the agreed-upon consideration therefore, will be duly authorized, and, upon the sale thereof as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the date hereof.

We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

BARNETT & LINN

William B. Barnett, Esq.